                                                                    Exhibit 3.77

                                     BY-LAWS

                                       OF

                          MARBELLA AT PELICAN BAY, INC.

                                   * * * * *

                      ARTICLE I. OFFICES OF THE CORPORATION

         The corporation may have offices in such places within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

         1. Place of Meetings. Annual meetings of shareholders may be held at such place either within or without the State of Florida as shall be designated from time to time by the Board of Directors.


         2. Time and Business of Annual Meetings. Annual meetings of shareholders, at which the shareholders by a majority vote shall elect directors as provided in Section 1 of Article III hereof and shall transact such other business as may properly be brought before the meeting, shall be held at such date and time as shall be designated from time to time by the Board of Directors.

         3. Calling of Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the Board of Directors, the chairman of the board, the president, or the holders of not less than one-half of the shares entitled to vote at the meeting.

         4. Quorum. The holders of a majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business.

         5. Voting; Proxies. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each Common Share of the Corporation held of record by such shareholder on the record date. When a quorum is present at any meeting, a majority of the votes cast by those present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Florida Statutes, a greater vote is required, in which case such express provision shall govern and control the decision of such question.

         6. Action Without a Meeting. Any action to be taken at any meeting of shareholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                             ARTICLE III. DIRECTORS

         1. Number of Directors; Terms. The number of directors which shall constitute the entire board of directors shall be determined from time to time by the board of directors. Each director shall be elected by the shareholders entitled to vote in the election of directors to hold office until the next annual meeting of shareholders for the election of directors and until his successor is duly elected and qualifies for until he sooner dies, resigns or is removed.

         2. Vacancies. A vacancy or vacancies in the board of directors shall be deemed to exist in case of a death, resignation or removal of any director, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors is to be elected to elect the full authorized number of directors to be voted for at that meeting, or if there are newly created directorships resulting from any increase in the authorized number of directors.

         Vacancies in the board of directors may be filled by a majority of the directors then in office (though less than a quorum) or by sole remaining director and any director so chosen shall hold office only to the next annual meeting of shareholders for the election of directors. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         3. Resignation of Directors. Any director may resign at any time by giving written notice to the board of directors, president or secretary of the corporation, to take effect at the time specified therein. The acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make it effective.

         4. Duties of Board. The business of the corporation shall be managed under the director of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by the bylaws director or required to be exercised or done by the shareholders. The board of directors shall cause the officers of the corporation to keep appropriate records of the proceedings of shareholders and directors.

         5. Annual Meetings. Immediately following each annual meeting of the shareholders, or at such other time as shall be fixed by the board of directors, the board of directors shall hold a meeting for the purpose of organization, election of officers, and the transaction of such other business as they deem necessary.

         6. Regular Meetings. Regular meetings of the board of directors may be held at such time and place as shall from time to time be determined by the board of directors and, if so determined, notices thereof need not be given.

         7. Special Meetings. Special meetings of the Board of directors may be called by the chairman of the board, or the president on reasonable notice, personal or written, to each director; special meetings shall be called by the president or secretary on like notice on written request of two directors. Notices of special meetings shall state the place, date and hour of the meeting, but need not state the purpose for which the meeting is called.

         8. Quorum; Action. A majority of the number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         9. Action of Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation, or the By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a consent in writing setting forth the action to be taken and signed by all members of the Board of Directors or committee, as the case may be, is filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

         10. Meeting Outside of State. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Florida.

         11. Telephone Meeting. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors or any committee thereof, may participate in a meeting of the Board of Directors or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

         12. Removal of Directors. Except as may otherwise be provided by the Florida Business Corporation Act or the Articles of Incorporation, the entire Board of Directors or one or more directors may be removed from office, with or without cause, only by the affirmative vote of the holders of two-thirds of the shares entitled to vote in the election of directors.

         13. Compensation. Directors who are active, salaried employees of the corporation shall not receive a stated salary as directors. However, directors who are not active, salaried employees of the corporation may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                        ARTICLE IV. MANAGEMENT COMMITTEE

         (a) There is hereby established a special committee of the board to be known as the "Management Committee." The Management Committee shall have, and, to the exclusion of the other members of the Board of Directors, may exercise the powers of the Board of Directors with respect to the "Management Committee" (as defined below).

         (b) The Management Committee shall consist of three members, one of whom shall be designated by Starwood Mezzanine Investors, L.P. ("Starwood"), such designee hereafter referred to as the "Lender Designated Director," and the rest of whom shall be selected by the Board of Directors. The Lender may select a new Lender Designated Member at any time upon five (5) days' prior notice to the corporation. The corporation may select new members to the Management Committee at any time upon five (5) days' prior notice to the Lender Designated Member.

         (c) The Management Committee shall meet by telephone or in person to discuss and review the affairs and business of the corporation, including, without limitation, a review of the performance of the assets of the corporation as compared to Sources and Uses Schedule (as such term is defined in the Construction Loan Agreement between the corporation and Starwood.

         (d) The corporation shall not, without the prior written majority consent of the Management Committee, take or cause or permit to be taken any action that is not in the ordinary course of the corporation's business.

         (e) The presence of each member of the Management Committee shall constitute a quorum for the transaction of business at each and every meeting of or by the Management Committee, and the majority act of such quorum shall be the act of the Management Committee.

         (f) The foregoing provisions (a) through (e) above shall not be amended without the prior written consent of the Lender Designated Director and Starwood.

                               ARTICLE V. NOTICES

         1. Notices to Directors and Shareholders. Whenever, under the provisions of any statute or of the Articles of Incorporation or the By-Laws, notice is required to be given to any director or shareholders, such notice shall be given in person or in writing and personally delivered or sent by first class mail, in which case such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or by some form of electronic transmission, in which case such notice shall be deemed to be given at the time when the recipient of such transmission acknowledges its receipt.

         2. Waiver of Notice. Whenever any notice is required to be given under the provisions of any statute or of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when such person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                              ARTICLE VI. OFFICERS

         1. Officers. The officers of the corporation shall be chosen by the Board of Directors and shall include a president, a secretary and a treasurer. The Board of Directors may elect or appoint such other officers, one or more vice presidents, assistant secretaries, assistant treasurers, and agents, as it shall deem necessary, each of whom shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors and as are incident to his office. Any two or more offices may be held by the same person.

         2. Compensation. The salaries of all officers and agents of the corporation, if any, shall be fixed by the Board of Directors.

         3. Term: Vacancies. Each officer of the corporation shall hold office until the next annual meeting of the Board of Directors and until his successor is chosen and qualifies or until his earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting, or, if a subordinate officer, by an officer upon whom the power of appointment and removal of subordinate officers has been conferred by the Board of Directors. Any officer may resign at any time by giving notice to the Board of Directors or to the president or to the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

         5. President. Subject to the control of the Board of Directors, and to such powers, if any, as may be given by the Board of Directors to the chairman of the board, the president shall have general supervision, direction and control of the business of the corporation and its employees and shall exercise such general powers of management as are usually vested in the office of the president of a corporation. The president shall, in the absence of the chairman of the board, preside, if present, at all meetings of the board of directors and shareholders, shall be the chief executive officer of the corporation and shall have such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by the by-laws, and, subject thereto, the powers and duties customary to such office.

         6. Vice President. In the absence or disability of the president, the vice president, if there shall be such an officer, or, if there be more than one, the vice presidents in the order determined by the president or by the board of directors (or, if there be no such determination, then in the order of their election or appointment), shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. A vice president (including any executive or senior vice president) shall have such other powers and perform such other duties as from tie to time may be assigned to him by the board of directors, and, subject thereto, the powers and duties customary to his office.

         7. Secretary. The secretary shall keep or cause to be kept, at the principal office of the corporation or such other place as the board of directors may order, a book of minutes of all meetings of directors and of the shareholders. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by the by-laws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or prescribed by the By-Laws, and, subject thereof, the powers and duties customary to such office.

         8. Assistant Secretary. The assistant secretary, if there shall be such an officer or, if there be more than one, the assistant secretaries in the order determined by the president (or, if there be no such determination, then in the order of their election or appointment , shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time assign to him and, subject thereto, the customary powers and duties of such office.

         9. Treasurer. The treasurer shall be responsible for receiving and disbursing all funds, negotiable instruments, securities and other similar assets of the corporation, in accordance with established procedures and under proper authorization, and for safeguarding all assets of the corporation and shall have such other powers and duties as may from time to time be assigned to him by the board of directors and, subject thereto, the powers and duties customary to such office.

                         ARTICLE VII. SHARE CERTIFICATES

         1. Certificate. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman, president or vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         2. Lost Certificates. The corporation may issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                        ARTICLE VIII. GENERAL PROVISIONS

         1. Dividends. Dividends upon the capital shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in capital shares, subject to the provisions of the Articles of Incorporation and Florida law. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for any proper purpose which the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         2. Fiscal Year. The fiscal year of the corporation shall be established by resolution of the Board of Directors from time to time.

         3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         4. Bonds. The Board of Directors from time to time may require from any one or more of the officers or agents of the corporation that he or they shall give bond for the faithful performance of duties in such form, in such sum and with such sureties as said board may determine. The premiums for all such bonds shall be paid by the corporation.

         5. Voting Shares of Other Corporations. Whenever the corporation shall own shares of another corporation, the chairman, the president, a vice president, the treasurer or the secretary, acting either in person or by proxy, may exercise in the name and on behalf of the corporation all voting and subscription rights thereof, but the Board of Directors may delegate such authority exclusively to any one or more other persons.

         6. Execution of Writings. The Board of Directors may authorize any director, officer, employee, agent, or attorney to execute and deliver in the name and on behalf of the corporation, any deed, transfer, easement, note, mortgage, bond, check, draft, contract or any other instrument, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no director, officer, employee, agent, or attorney shall have any power or authority to bind the corporation, to pledge its credit or its assets for any purpose or amount, or to execute any document or instrument whatsoever.

         7. Execution of Certificates. Any action taken by the shareholders or the Board of Directors at any meeting may be certified by the officer whose duty it is to keep the records thereof or by the officer or person presiding thereat; and any such certificate shall be conclusive evidence for all purposes that the action so certified was taken.

         8. Articles of Incorporation; By-Laws. The term "articles of incorporation" as used herein shall mean the original articles of incorporation of the corporation and any and all amendments, additions, and supplements thereto adopted by accordance with applicable law. The term "by-laws" as used herein shall mean the original by-laws of the corporation and any and all amendments, additions and supplements thereto adopted in accordance with applicable law.

         9. Amendment by Shareholders and Directors. The By-Laws of the corporation may be made, amended or repealed only by the affirmative vote of a majority of the whole Board of Directors or by the affirmative vote of the holders of all of the capital shares of this corporation.